Exhibit 10.1

Selling Agreement

This Selling Agreement (“Agreement”) is made effective the 10th day of September, 2013, by and between PENNALUNA & COMPANY, INC. of Coeur d’Alene, Idaho, an Idaho corporation and FINRA member broker-dealer, (“Agent”) and IDAHO NORTH RESOURCES CORP. of 2555 W. Palais Drive, Coeur d’Alene, Idaho 83815, an Idaho corporation (“Issuer”).

Recitals

A.	Issuer’s common stock is quoted on the Pink OTC (formerly the Pink Sheets) with the trading symbol IDAH.

B.
Issuer desires to raise funds through a private offering of stock to investors (“Offering”), and intends to sell up to approximately 3,000,000 units or more at a price of US $0.10 per unit, with each unit consisting of one common share and one half warrant to purchase an additional one half common share at a price of $0.25 per whole share, exercisable for a three year period after unit purchase.

C.	The Offering will be made pursuant to exemptions from registration provided by federal and state law and various rules and regulations promulgated pursuant thereto.

D.
The offering will be made pursuant to an Offering Memorandum to be provided by Issuer and which is presently in preparation, with this Memorandum to be in customary form and to comply with the rules and regulations referenced above (“Offering Memorandum”).

E.	Issuer desires Agent to assist in the intended Offering, to secure investors and to act as financial advisers to Issuer when appropriate.

F.
Agent is a member of the Financial Industry Regulatory Authority (FINRA) and is willing as a non-exclusive agent to assist in sales of units in the Offering on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.
Appointment of Agent. Issuer hereby appoints Agent as its non-exclusive agent for the period of the offering to sell the units described above of the stock of Issuer (these units are hereafter referred to as “Stock”).

2.
Acceptance of Appointment; Best Efforts. Agent hereby accepts the appointment as agent and agrees to use its best efforts to find purchasers for the Stock; however, Agent expressly makes no commitment to itself purchase any of the shares of Stock.

3.	Sales by Issuer and Others. Issuer may use other agents in the sale of the Stock and may solicit and accept offers for purchase directly on its own behalf if it so desires.

4.            Termination of Offering. The Offering will terminate upon the happening of the earlier of:

a.	the sale of all offered shares of the Offering;

b.	the expiration date, if any, set forth in the Offering Memorandum;

c.	the withdrawal or cancellation of the Offering by Issuer.

5.
Commission. When Agent makes a sale of Stock and the subscription is accepted by Issuer, Agent shall be paid a commission equal to ten percent (10%) of the price at which shares of the Stock are sold to the investor. Agent shall receive the commission promptly after the proceeds have been paid to Issuer. With respect to any Investor for whom Agent earns a commission pursuant to this Selling Agreement, for a period of twenty-four (24) months after receipt of said commission, Agent shall also be entitled to a cash commission, promptly paid, of ten percent ( 10%) due at the time said Investor exercises purchase warrants purchased under the Selling Agreement and/or makes any other additional private equity investment in Issuer, including without limitation purchases of stock, warrants, options, or other instruments representing ownership or rights to ownership other than in the public market. Agent will also receive broker warrants equivalent to 5% of the actual sales of Units made by the Agent prior to and concurrent with the closing of the initial offering. The warrants will consist of a right to buy the Units of the Issuer on the same terms and conditions as those of the investors. For clarity, the Agent will not receive additional Broker Warrants upon the exercise of warrants by purchasers, or the sale of stock, warrants, units, options, or any other equity investment in the Issuer during the 24 month “tail” period of this agreement.

6.
Stock Subscription. Investors will subscribe to the stock by completing and executing a Subscription Agreement in the form provided by Issuer with the Offering Memorandum, and tendering payment for the Stock.

7.	Delivery of Stock Subscription Agreements. Completed Subscription Agreements received by Agent will be forwarded to the Issuer.

8.	Acceptance. Issuer has the right to accept or reject every subscription and will act thereon with reasonable speed. A sale is made only upon acceptance by Issuer.

9.	Representations and Warranties of Issuer. Issuer represents and warrants that:

a.
Organization and Authority. Issuer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with power and authority to own assets and to conduct its business as described or referenced in the Offering Memorandum.

b.
Capitalization. Issuer has a duly authorized and outstanding capitalization as set forth or referenced in the forthcoming Offering Memorandum, and the Stock conforms to the description contained therein. The Stock, when issued and delivered, shall be duly and validly issued, fully paid and non-assessable.

c.
Offering Memorandum. The forthcoming Offering Memorandum shall not contain any untrue statement or material fact or omit to state any material fact required to be stated or necessary to make the statements in the Offering Memorandum not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished to Issuer in connection with the Offering Memorandum by Agent directly or through or by counsel on Agent’s behalf. The financial statements and schedules, if any, included in the forthcoming Offering Memorandum or referenced therein present fairly the cost of the assets, the liabilities, and the capital stock of Issuer as of the dates of such statements and schedules, all in conformity with generally accepted accounting principles of this country.

d.
No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement (in compliance with the terms and provisions of this Agreement), shall conflict with, or result in a breach of, the Articles of Incorporation of Issuer, Bylaws of the Issuer, or any other agreement or instrument to which Issuer is a party or by which it is bound.

e.
Authorization. This Agreement has been duly authorized, executed, and delivered on behalf of Issuer, and is the valid, binding, and enforceable obligation of Issuer, except to the extent that obligations concerning indemnification under this Agreement may be limited by applicable securities laws.

f.
No Additional Authorization. No authorization, approval, or consent of any regulatory body or authority is required for the valid authorization, issuance, sale, and delivery of the Stock, or, if so required, all authorizations, approvals, and consents have been obtained and are in full force and effect.

10.           Covenants of Issuer. Issuer covenants that:

a.
Amendments and Supplements. Issuer shall not at any time make or file any amendment or supplement to the Offering Memorandum without previously providing Agent with (a) a copy of such amendment or supplement, and (b) a reasonable opportunity to comment regarding the same.

b.
Copies of Offering Memorandum. Issuer shall deliver to Agent, without charge, from time to time during the term of this Agreement, as many copies of the Offering Memorandum as Agent reasonably may request, and Issuer consents to the use of the Offering Memorandum as permitted by applicable state and federal securities and other laws.

c.
Compliance with Laws. Issuer shall use best efforts to comply with, and to continue to comply with, applicable state and federal securities and other laws so as to permit the continuation of the Offering.

d.
Stop Order. Issuer promptly shall notify Agent in the event of (a) the issuance by any federal or state securities commission or authority of any stop order suspending the effectiveness of the Offering Memorandum, or (b) the institution or notice of the intended institution of any action or proceeding for that purpose. Issuer shall make every reasonable effort to prevent the issuance of a stop order, and, if a stop order is issued at any time, to obtain the withdrawal of the order at the earliest possible time.

11.
Representations and Warranties of Agent. Agent represents and warrants to Issuer that Agent is a securities broker-dealer and a member in good standing of the Financial Industry Regulatory Authority (FINRA), BD # 11604, and that persons employed by it are licensed with FINRA as required.

12.           Covenants of Agent. Agent covenants that:

a.
Statements and Actions. Agent shall not make any statement or take any action in connection with the Offering and its activities under and pursuant to this Agreement that is inconsistent with the exemptions from registration provided by federal or state law, and the regulations promulgated in connection therewith.

b.	Purchasers. Agent shall sell the Stock only to investors permitted to purchase, and in the manner permitted, by applicable state and federal securities laws.

c.
Subscriber Information. Agent shall upon request, in connection with the sale of Stock offered pursuant to the Offering Memorandum, provide information to Issuer sufficient to enable Issuer to establish and determine that all purchasers of the Stock are qualified purchasers, as defined in the Offering Memorandum and in applicable state and federal securities laws.

d.
Public Solicitation. Agent shall not sell the Stock offered pursuant to the Offering Memorandum by any means of public solicitation or general advertising, unless permitted under relevant exemptions provided by federal or state law and the regulations promulgated in connection therewith.

13.
Expenses. Issuer shall bear and pay all costs and expenses in connection with preparation and printing of the Offering Memorandum and any Questionnaire, Subscription Agreement or related documents, and any amendments or supplements thereto; federal or state filing fees in connection with the Offering; the issue and delivery of stock certificates; and the cost of furnishing the Offering Memorandum.

14.
Termination. This Agreement may be terminated at any time upon ten (10) days prior notice by either Issuer or Agent. Unless earlier terminated as provided in the preceding sentence, this Agreement shall terminate upon the occurrence and satisfactory completion of the Offering and sale of the Stock and the receipt of proceeds by Issuer and payment, except that the provisions of sentence three in paragraph 5. Commission shall continue until expiration of the 24-month period set forth therein with respect to each Investor.

15.          Indemnification.

a.
Indemnification of Agent. Issuer shall indemnify and hold harmless Agent and each person, if any, who controls Agent within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse Agent and each controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, ‘insofar as the losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Offering Memorandum or necessary in order to make the statements in the Offering Memorandum not misleading, unless the untrue statement or omission was made in the Offering Memorandum in reliance upon and in conformity with information furnished to Issuer by Agent directly or through counsel. However, this indemnification provision shall not benefit Agent or any person controlling Agent if Agent failed to send or give a copy of the Offering Memorandum to a person at or prior to the time an offer of Stock was made to that person, or acted in violation of any covenants made by Agent herein.

b.
Indemnification of Issuer. Agent shall indemnify and hold harmless Issuer, each of its directors, each of its officers who have signed the Offering Memorandum, and each person, if any, who controls Issuer within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and except as provided below, shall reimburse Issuer and each director, officer, or controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability (a) insofar as the losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Offering Memorandum or necessary in order to make the statements in the Offering Memorandum not misleading, but only insofar as the untrue statements or omission was made in the Offering Memorandum in reliance upon and in conformity with information furnished to Issuer by Agent, directly or through counsel.

c.
Mechanics. If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding subsections, the indemnified party shall, promptly after receipt of notice of the commencement of any such claims, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any, provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section, except and only to the extent that such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in the defense therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party, unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party; or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party or indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

16.
Provisions to Survive Delivery. The representations, warranties, covenants, indemnities, understandings, agreements, and other statements of Issuer and Agent contemplated by, set forth in, or made pursuant to this Agreement and the indemnification agreements of Issuer and Agent shall survive delivery of, and payment for, the Stock, and shall survive regardless of (a) any termination of this Agreement, and (b) any investigation made by, or on behalf of, either party.

17.          Miscellaneous.

a.	Amendments and Modifications. No amendment or modification of any provision of this Agreement shall be valid unless made in writing and signed by each of the parties.

b.	Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

c.
Attorneys’ Fees. If a party is in default under this Agreement, the party who is not in default shall have the right, at the expense of the party who is in default, to retain an attorney to make demand, enforce remedies, or otherwise protect or enforce the rights of the party who is not in default. The party who is in default shall pay all attorneys fees and legal costs so incurred.

d.	Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of the parties, and each of their respective successors and permitted assigns.

e.
Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supercedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement.

f.	Exhibits. Any exhibits identified in this Agreement are incorporated herein by reference.

g.
Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho. Each party hereby consents to venue and jurisdiction in state or federal court in Kootenai County, Idaho.

h.	No Waiver. No waiver by any party of any right, default, misrepresentation, or breach of warranty or covenant under this Agreement shall be effective unless in writing and signed by the waiving party.

i.
Notices. All notices, requests, demands, claims, and other communications authorized or required to be given under this Agreement shall be in writing. Any such writing shall be deemed duly given (a) upon receipt after it is sent by United States certified mail, return receipt requested, addressed to the intended recipient as set forth below, or (b) upon receipt if sent by fax. Any party may change the address to which notices or similar written documentation are to be delivered by giving the other party notice of such change in the manner set forth in section.

If to Issuer:	Mark Fralich
Idaho North Resources Corp.
2555 W. Palais Drive
Coeur d’Alene, ID 83 815
Fax: (503) 313-2586

If to Agent:	Ron Nicklas
Pennaluna & Co.
421 ½ Sherman A venue Ste 203
Coeur d’Alene, ID 83814
Fax: (208) 664-2283

j.
Relationship of Parties. The relationship of the parties to this Agreement is strictly that of principal and agent in connection with the selling of the Stock. This Agreement is neither intended to, nor will it be construed as, creating a joint venture, partnership, or other form of business association between the parties.

k.
Severability. If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable, the validity of the remainder of the Agreement shall not be affected and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law, and, in its modified form, such provision shall then be enforceable and enforced.

l.
Terminology and Construction. The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement, and will not be referred to in connection with the construction or interpretation of this Agreement. Whenever the context so requires, the singular number will include the plural, and visa versa; the masculine gender will include the feminine and neuter genders. Each party agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.

IDAHO NORTH RESOURCES CORP., an Idaho
Corporation (“Issuer”)

MARK A. FRALICH
By: Mark A. Fralich
Its: CEO

PENNALUNA & COMPANY, INC., an Idaho
Corporation (“Agent”) FINRA BD # 11604

By RON NICKLAS

Its President